Exhibit 3.54

STATE OF DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE OF FORMATION

August 18, 2009

This Certificate of Formation of CypressTree Investment Management, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

FIRST:                  The name of the limited liability company is CypressTree Investment Management, LLC.

SECOND:             The registered office of the limited liability company is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, in the State of Delaware, 19808. The name of its registered agent at that address is Corporation Service Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the date first written above.

/s/ Thomas W. Jasper
Thomas W. Jasper
Authorized Person

Signature Page to Certificate of Formation

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY PARTNERSHIP TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

August 18, 2009

This Certificate of Conversion is being duly executed and filed by Thomas W. Jasper, as an authorized officer of CypressTree Investment Management, LLP, a Delaware limited liability partnership (the “Partnership”), to convert the Partnership to a limited liability company formed under the laws of the State of Delaware known as CypressTree Investment Management, LLC (the “Company”), in accordance with the Revised Uniform Partnership Act of the State of Delaware and the Limited Liability Company Act of the State of Delaware.

1.             The jurisdiction where the Partnership was first formed is Delaware.

2.             The jurisdiction of the Partnership immediately prior to filing this Certificate is Delaware.

3.             The Partnership was first formed on July 2, 2007.

4.             The name of the Partnership immediately prior to filing this Certificate is CypressTree Investment Management, LLP.

5.             The name of the Company as set forth in the Certificate of Formation is CypressTree Investment Management, LLC.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on the date first written above.

CYPRESSTREE INVESTMENT
MANAGEMENT, LLP

By:	/s/ Thomas W. Jasper
Thomas W. Jasper
Chief Executive Officer

Signature Page to Certificate of Conversion

STATE OF DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE OF FORMATION

August 18, 2009

This Certificate of Formation of CypressTree Investment Management, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

FIRST:                  The name of the limited liability company is CypressTree Investment Management, LLC.

SECOND:             The registered office of the limited liability company is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, in the State of Delaware, 19808.  The name of its registered agent at that address is Corporation Service Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the date first written above.

/s/ Thomas W. Jasper
Thomas W. Jasper
Authorized Person

Signature Page to Certificate of Formation

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
CIFC MERGER SUB, LLC
WITH AND INTO
CYPRESSTREE INVESTMENT MANAGEMENT, LLC

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST:                                                        The name of the surviving limited liability company is CypressTree Investment Management, LLC, a Delaware limited liability company (the “Surviving Company”), and the name of the limited liability company being merged into the Surviving Company is CIFC Merger Sub, LLC, a Delaware limited liability company (“MergerLLC”),

SECOND:                                         The Agreement and Plan of Merger has been approved and executed by the Surviving Company and MergerLLC.

THIRD:                                                   The name of the Surviving Company shall be CypressTree Investment Management, LLC.

FOURTH:                                        The merger is to become effective upon the filing of this Certificate of Merger.

FIFTH:                                                       The Agreement and Plan of Merger is on file at the place of business of the Surviving Company at 250 Park Avenue, 5th Floor, New York, New York 10177.

SIXTH:                                                     A copy of the Agreement and Plan of Merger will be furnished by the Surviving Company upon request, without cost, to any member of any constituent limited liability company.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized officer, the 1st day of December, 2010.

CYPRESSTREE INVESTMENT MANAGEMENT,
LLC

By:	/s/ Vincent B. Tritto
Name: Vincent B. Tritto
Title: General Counsel